UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2010

GENERAL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11656	42-1283895
(Commission File Number)	(IRS Employer Identification No.)

110 N. Wacker Drive, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 960-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 13, 2010, Sheli Rosenberg was appointed to the Board of Directors of General Growth Properties, Inc. (the “Company”).  Ms. Rosenberg is a Class II Director whose term expires in 2011.  The appointment of Ms. Rosenberg brings the number of directors of the Company to ten.

Ms. Rosenberg is the former President, Chief Executive Officer and Vice Chairwoman of Equity Group Investments, L.L.C., a privately held real estate investment firm, and has been an Adjunct Professor at Northwestern University’s J.L. Kellogg Graduate School of Business since 2003.   Ms. Rosenberg currently serves as a Director of CVS Caremark Corporation, the nation’s largest pharmacy chain, Nanosphere, Inc., a nanotechnology-based healthcare company, Equity LifeStyle Properties, Inc., an owner and operator of high-quality resort communities, and Ventas, Inc., one of the nation’s leading healthcare real estate investment trusts.  Ms. Rosenberg is also a Trustee at Equity Residential, the largest publicly traded owner, operator and developer of multi-family housing in the United States.

Ms. Rosenberg is entitled to the same compensation, director indemnity and insurance and other benefits as are accorded to the non-employee directors of the Company.

The Company issued a press release announcing Ms. Rosenberg’s appointment, a copy of which is being furnished as Exhibit 99.1 to this report, which is hereby incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

99.1	Press Release titled “General Growth Properties Appoints Sheli Rosenberg to Board of Directors” dated April 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/Edmund Hoyt
Name:	Edmund Hoyt
Title:	Senior Vice President and Chief Financial Officer

Dated:  April 13, 2010

Exhibit Index

Exhibit No.	Exhibit
99.1	Press Release titled “General Growth Properties Appoints Sheli Rosenberg to Board of Directors” dated April 13, 2010.